Exhibit 99.1

PRESS RELEASE

C $

Resolute and Fibrek Announce Second Step Arrangement Agreement

MONTREAL, CANADA, JUNE 13, 2012 – Resolute Forest Products Inc. (NYSE: RFP) (TSX: RFP) and Fibrek Inc. (TSX: FBK) announced today that Fibrek has entered into an agreement with RFP Acquisition Inc., a wholly-owned subsidiary of Resolute, for a proposed arrangement (the “Arrangement”) to amalgamate and form a new corporation, wholly-owned by Resolute. The Arrangement constitutes the second step transaction for Resolute to acquire all the Fibrek shares not deposited in the take-over bid it launched on December 15, 2011, which expired on May 17. Resolute holds approximately 74.56% of the outstanding Fibrek shares.

Under the terms of the Arrangement, holders of Fibrek common shares, other than RFP Acquisition Inc., will be given the same choices of per share consideration previously offered in the take-over bid, namely:

•	C$0.55 in cash and 0.0284 of a Resolute share; or

•	C$1.00 in cash (subject to proration, as described in the circular); or

•	0.0632 of a Resolute share (subject to proration, as described in the circular).

The maximum amount of cash consideration available under the Arrangement is approximately C$18.2 million and the maximum number of shares of Resolute common stock available to be issued is approximately 940,000.

Under the terms of the Arrangement, Fibrek and RFP Acquisition have agreed to apply for an interim order of the Superior Court of Quebec to convene a special meeting of Fibrek’s shareholders to vote on the proposed Arrangement. The independent members of Fibrek’s board have received an opinion from their financial advisor, Sanabe & Associates, LLC, that the consideration payable to Fibrek shareholders in the Arrangement is fair, from a financial point of view, to the shareholders of Fibrek (other than RFP Acquisition). Based on their own analysis and various other factors, including the fairness opinion, the independent members of Fibrek’s board unanimously approved the transaction and have recommended that shareholders vote in favor of the Arrangement. The special meeting is expected to be scheduled for July 23, 2012, with a June 20 record date. Fibrek’s motion for the interim order is expected to be heard on June 20. Resolute, through RFP Acquisition, is committed in the arrangement agreement to vote all of its Fibrek shares, representing approximately 74.56% of the outstanding shares, in favor of the Arrangement.

Subject to the interim order, full details of the transaction will be included in a management information circular, which is expected to be filed by Fibrek with the Canadian securities regulatory authorities and mailed to Fibrek shareholders in the week of June 25. The circular will also contain full details on the terms of the proposed plan of arrangement, the factors considered by Fibrek’s independent directors as well as a summary and complete copy of Sanabe & Associates’ fairness opinion.

Important Notice

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

About Resolute Forest Products

Resolute Forest Products is a global leader in the forest products industry with a diverse range of products, including newsprint, commercial printing papers, market pulp and wood products. The Company owns or operates 21 pulp and paper mills and 22 wood products facilities in the United States, Canada and South Korea. Marketing its products in more than 90 countries, Resolute has third-party certified 100% of its managed woodlands to sustainable forest management standards. The shares of Resolute Forest Products trade under the stock symbol RFP on both the New York Stock Exchange and the Toronto Stock Exchange.

Resolute and other member companies of the Forest Products Association of Canada, as well as a number of environmental organizations, are partners in the Canadian Boreal Forest Agreement. The group works to identify solutions to conservation issues that meet the goal of balancing equally the three pillars of sustainability linked to human activities: environmental, social and economic. Resolute is also a member of the World Wildlife Fund's Climate Savers program, in which businesses establish ambitious targets to voluntarily reduce greenhouse gas emissions and work aggressively toward achieving them.

About Fibrek

Fibrek is a leading producer and marketer of high-quality virgin and recycled kraft pulp. The company operates three mills located in Saint-Félicien, Québec, Fairmont, West Virginia, and in Menominee, Michigan with a combined annual production capacity of 760,000 tonnes. Fibrek has approximately 500 employees. The Saint-Félicien mill provides northern bleached softwood kraft pulp (product known as NBSK pulp) to various sectors of the paper industry mainly in Canada, the United States and Europe, for use in the production of specialized products. The Fairmont and Menominee mills manufacture air-dried recycled bleached kraft pulp (product known as RBK pulp) and primarily supply manufacturers of fine uncoated paper, household paper for commercial and industrial uses, and coated paper in the United States.

Cautionary Statements Regarding Forward-looking Information

Statements in this press release that are not reported financial results or other historical information of Resolute Forest Products Inc. are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may be identified by the use of forward-looking terminology such as the words “should”, “would”, “could”, “will”, “may”, “expect”, “believe”, “anticipate”, “attempt”, “project” and other terms with similar meaning indicating possible future events or potential impact on Resolute's business or shareholders, including future operations following the proposed acquisition of Fibrek.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management's current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. The potential risks and uncertainties that could cause Resolute's actual future financial condition, results of operations and performance to differ materially from those expressed or implied in this press release include, but are not limited to, Resolute Common Stock issued in connection with the proposed acquisition may have a market value lower than expected, the businesses of Resolute and Fibrek may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, the possible delay in the completion of the steps required to be taken for the eventual combination of the two companies, including the possibility that approvals or clearances required to be obtained from regulatory and other agencies and bodies will not be obtained in a timely manner, disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees and suppliers, and all other potential risks and uncertainties set forth under the heading “Risk Factors” in Part I, Item 1A of Resolute’s annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC and Resolute's other filings with the Canadian securities regulatory authorities.

All forward-looking statements in this press release are expressly qualified by the cautionary statements contained or referred to above and in Resolute’s other filings with the SEC and the Canadian securities regulatory authorities. Resolute disclaims any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investors Rémi G. Lalonde Vice President, Investor Relations 514 394-2345 ir@resolutefp.com	Media and Others Seth Kursman Vice President, Corporate Communications, Sustainability and Government Affairs 514 394-2398 seth.kursman@resolutefp.com